SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 1999
(Date of earliest event reported)

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada    			                   333-56303      91-1904587
(State or other jurisdiction	   (Commission		  (IRS Employer
of incorporation)	              File Number)   identification No.)

655 Maryville Centre Drive
St. Louis, Missouri					                  63141
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(314) 523-3000

Item 5.	Other Events.

In connection with the offering of the Distribution Financial Services RV Trust 1999-1 Asset Backed Notes (the "RV Notes"), Deutsche Bank Securities Inc.,as the lead underwriter of the RV Notes, has distributed certain "RV Computational Materials" to potential investors, which materials are attached hereto as
Exhibit 1.

In connection with the offering of the Distribution Financial Services Marine Trust 1999-2 Asset Backed Notes (the "Marine Notes"), Deutsche Bank Securities Inc., as the lead underwriter of the Marine Notes, has distributed certain "Marine Computational Materials" to potential investors, which materials are attached hereto as Exhibit 2.

Item 7.(c).	Exhibits.

Exhibit
Number      Document Description

EX-1        RV Computational Materials
EX-2        Marine Computational Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
(Registrant)

Date:  	June 20, 1999

By:		   /s/ Richard C. Goldman
Name:		 Richard C. Goldman
Title:  Vice President